Exhibit 5.1

21 Platform Way South, Suite 3500

Nashville, TN 37203

(615) 742-6200

August 17, 2026

Tractor Supply Company

5401 Virginia Way

Brentwood, TN 37027

Re:	Shelf Registration Statement on Form S-3 of Tractor Supply Company

Ladies and Gentlemen:

We have acted as counsel to Tractor Supply Company, a Delaware corporation (the “Company”), in connection with the filing of the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement relates to the registration by the Company of (i) an indeterminate amount of shares of the Company’s common stock, $0.008 par value per share (“Common Stock”), (ii) an indeterminate amount of shares of one or more series of the Company’s preferred stock, $1.00 par value per share (“Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture dated October 30, 2020, by and between the Company and Regions Bank, as trustee (the “Trustee”), as such indenture may be supplemented from time to time (the “Senior Indenture”), and (v) subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company (as such indenture may be supplemented from time to time, the “Subordinated Indenture” and, collectively with the Senior Indenture, an “Indenture”). The Common Stock, Preferred Stock, Warrants and Debt Securities, plus any additional Common Stock, Preferred Stock, Warrants and Debt Securities that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” The Securities may be sold from time to time and on a delayed or continuous basis as set forth in the Prospectus, and as to be set forth in one or more Prospectus Supplements. In connection with the filing of the Registration Statement, you have requested our opinion with respect to the matters set forth below.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

August 17, 2026

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 3 and 4 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have further assumed that the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Seventh Amended and Restated By-laws, as amended (the “By-laws”) shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

The opinions expressed below are also based on the assumption that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, that persons acquiring the Securities will receive a Prospectus (and any related Prospectus Supplement(s)) containing all of the information required by Part I of the Registration Statement before acquiring such Securities, and that no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

(a) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, and (b) assuming the total amounts and numbers of shares, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, do not exceed the respective total amounts and numbers of shares (i) available under the Certificate of Incorporation, and (ii) authorized by the Board of Directors in connection with the offering contemplated by the applicable Prospectus and the related Prospectus Supplement(s), and (c) assuming, if applicable, the issuance of Common Stock that may be issued upon conversion or exercise of any other Securities convertible or exercisable for Common Stock is so issued in accordance with the terms of the applicable Security in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Common Stock will be validly issued, fully paid and nonassessable.

2.

(a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and the By-laws and applicable law, and duly authorized by all necessary corporate action of the Company, and (b) assuming that an appropriate certificate of designations of the Certificate of Incorporation fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that upon the issuance of such Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of issued and outstanding shares of Preferred Stock will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation and By-laws, and (d) assuming that upon the issuance of such Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of issued and outstanding shares of the

August 17, 2026

applicable class or series of Preferred Stock will not exceed the total number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation and By-laws, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock or (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock), will be validly issued, fully paid and nonassessable.

3.

(a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the other Securities for which the Warrants will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and By-laws and the Warrant Agreement, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such corporate action, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

4.

(a) Assuming the issuance, sale, amount and terms of any Debt Securities of the Company to be offered from time to time will have been duly authorized and established in conformity with the Indenture by all necessary corporate action consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate of Incorporation and By-laws, and applicable provisions of Delaware law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities and such necessary corporate action shall remain in effect and unchanged at all times during which such Debt Securities are offered by the Company, and (b) assuming the interest rate on the Debt Securities will not be greater than the maximum rate permitted from time to time by applicable law, and (c) assuming the laws of the State of New York will be the governing law under any Indenture, and (d) assuming the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the corporate action authorizing such sale and any applicable underwriting agreement and in the manner as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Indenture, the Debt Securities, upon due execution and delivery of an Indenture relating thereto on behalf of the Company and the Trustee named therein and due authentication of the Debt Securities by such Trustee, and upon due execution and delivery of the Debt Securities on behalf of the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

August 17, 2026

Our opinions set forth in the paragraphs above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) laws, rules, regulations, orders and policies concerning Federal, state and local emergencies, (iv) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, and (v) the unenforceability under certain circumstances under law or court decision of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is against public policy. We express no opinion with respect to (a) the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, (b) the enforceability of any waiver of any usury defense, (c) the enforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (e) whether acceleration of the Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants and under the Indenture for any Debt Securities, namely, the warrant agent and the Trustee, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement or Indenture, as applicable; that such Warrant Agreement or Indenture has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant Agreement or Indenture, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Indenture, as applicable.

You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that, prior to issuing any Debt Securities, you will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

Our opinions expressed herein are limited to the applicable provisions of the federal laws of the United States, the laws of Delaware and the laws of the State of New York that, in our experience, are applicable to the Securities (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Delaware or the State of New York). We do not express any opinion as to the securities or “blue sky” laws of any jurisdiction or as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). To the extent our opinions set forth herein relate to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 and N.Y. C.P.L.R. 327(b) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New

August 17, 2026

York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indenture. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC